Exhibit 23.2

CONSENT

To:          Ivanhoe Electric Inc. (the “Company”)

Re:          Current Report on Form 8-K, Registration Statement on Form S-8 (File No. 333-269490) and Registration Statement on Form S-8 (File No. 333-266227) of the Company

Met Engineering LLC, one of the is the authoring firms of the report titled “Technical Report Summary on the Santa Cruz Project, Arizona, USA” dated February 14, 2023, effective date December 31, 2022, regarding the mining property known as the Santa Cruz Project (the “Project”) which was prepared in accordance the Securities and Exchange Commission (“SEC”) S-K regulations (Title 17, Part 229, Items 601 and 1300 until 1305) for Ivanhoe Electric Inc. (the “Expert Report”).

Met Engineering LLC understands that the Company wishes to make reference to its name and the Expert Report in its Current Report on Form 8-K dated the date hereof (the “Form 8-K”), and to incorporate by reference the Expert Report in its Registration Statement on Form S-8 (File No. 333-269490) and its Registration Statement on Form S-8 (File No. 333-266227) (together, the “Registration Statements”). Met Engineering LLC further understands that the Company wishes to use extracts and/or information from, the Expert Report in the Form 8-K related to the Project. Met Engineering LLC has been provided with a copy of the Form 8-K, and has reviewed the proposed disclosure identified above.

Accordingly, in respect of the Registration Statement, Met Engineering LLC does hereby consent to:

•	the use of, and references to, its name in the Form 8-K;

•	the use of, and references to, the Expert Report in the Form 8-K;

•	the use of, in the Form 8-K, extracts and information from the Expert Report, or portions thereof; and

•	the incorporation by reference of the Expert Report in the Registration Statements.

Met Engineering LLC confirms that where its work involved a mineral resource or mineral reserve estimate, such estimates comply with the requirements for mineral resource and mineral reserve estimation under Subpart 1300 of Regulation S-K promulgated by the U.S. Securities and Exchange Commission.

Dated: February 14, 2023

By:	/s/ James J. Moore
	Name:	James J. Moore
	Title:	P.Eng.